EXHIBIT 99.J
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "The Baupost Fund Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information and to the incorporation by reference therein of our report dated December 3, 1999 with respect to the financial statements and financial highlights of The Baupost Fund, in Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A No. 33-35851) and the related Prospectus and Statement of Additional Information of The Baupost Fund dated February 28, 2000.



                                                     /s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2000